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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Valesc Inc. 2001 Stock Option Plan of our report dated March 1, 2001 with respect to the consolidated financial statements of Valesc Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                  VALESC INC.

Stan J.H. Lee & Co., CPAs
Fort Lee, NJ
April 6, 2001